UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2012

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-848-8100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 4, 2012, Cohu Inc., filed a Current Report on Form 8-K (the “Original Filing”), disclosing that its wholly-owned subsidiary, Delta Design, Inc. had entered into a material definitive agreement with Intel Corporation. This Current Report Form 8-K/A amends the Report on Form 8-K filed on May 4, 2012. The sole purpose of filing this Current Report Form 8-K/A is to attach a copy of the material definitive agreement. Except as described above, no other changes have been made to the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2012, Delta Design, Inc. (“Delta”), a wholly-owned subsidiary of Cohu, Inc. (the “Company”) that, designs, manufactures, sells and services semiconductor test handling equipment used in the production of semiconductors, entered into an agreement with Intel Corporation (“Intel”) that provides the standard terms and conditions of Intel’s purchase of capital equipment, goods and services from Delta (the “Agreement”).

The Agreement is a standard, commercial, purchase and sale agreement for a term of five (5) years from the effective date unless terminated earlier pursuant to its terms. The Agreement replaced a prior agreement with Intel that was expiring and is not associated with any new business or orders.

A copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed below is being filed with this Current Report on Form 8-K/A.

Exhibit No.	Description

99.1	Intel Corporation Purchase Agreement Capital Equipment, Goods and Services, dated April 30, 2012, by and between Delta Design, Inc. and Intel Corporation *

*	Confidential treatment is being requested with respect to portions of this agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 1, 2012	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Intel Corporation Purchase Agreement Capital Equipment, Goods and Services, dated April 30, 2012, by and between Delta Design, Inc. and Intel Corporation *

*	Confidential treatment is being requested with respect to portions of this agreement.